UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Ave. Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 758-2424

(Former name or former address, if changed since last report)
Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

On November 30, 2004, R&G Financial Corporation closed the issuance and sale by R&G Capital Trust VI, its Delaware statutory trust, of $125,000,000 trust preferred securities to the Puerto Rico Conservation Trust Fund, a Puerto Rico charitable trust.

The exhibits listed in Item 9.01 are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

     The following exhibits are being filed herewith:

1.1	Agency Agreement, dated as of November 26, 2004, among R&G Financial Corporation, R&G Capital Trust VI, UBS Financial Services Incorporated of Puerto Rico and R-G Investments Corporation.

1.2	Supplement to Agency Agreement, dated as of November 26, 2004, among R&G Financial Corporation, R&G Capital Trust VI, UBS Financial Services Incorporated of Puerto Rico, R-G Investments Corporation and the Puerto Rico Conservation Trust Fund.

4.1	Indenture, dated as of November 30, 2004, between R&G Financial Corporation and Wilmington Trust Company, as Trustee.

4.2	First Supplemental Indenture, dated as of November 30, 2004, between R&G Financial Corporation and Wilmington Trust Company, as Trustee.

4.3	Amended and Restated Declaration of Trust of R&G Capital Trust VI, dated as of November 30, 2004, between R&G Financial Corporation, as Sponsor, Wilmington Trust Company, as Property and Delaware Trustee, and the Administrative Trustees named therein.

4.4	Trust Preferred Securities Guarantee Agreement, dated as of November 30, 2004, between R&G Financial Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

December 2, 2004

	By:	/s/Joseph R. Sandoval
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer